UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024 (June 5, 2024)

DuPont de Nemours, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38196	81-1224539
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

974 Centre Road,	Building 730	Wilmington,	Delaware	19805
(Address of Principal Executive Offices)				(Zip Code)

(302) 295-5783
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 23, 2024, DuPont de Nemours, Inc. (the “Company”) commenced and adjourned, and on June 5, 2024, reconvened, its Annual Meeting of Stockholders. As of the close of business on March 28, 2024, the record date for the Annual Meeting, (the "Record Date"), 418,074,174 shares of the Company’s common stock, par value $0.01 per share, were outstanding and entitled to vote. A total of 347,200,998 shares of common stock were voted in person or by proxy, representing 83.05 percent of the shares entitled to be voted. The following are the final voting results on the matters considered and voted upon at the Annual Meeting, all of which are described in the Company’s 2024 Proxy Statement.

Agenda Item 1-Election of Directors. The Company’s stockholders elected the following 12 nominees to serve on the Board of Directors of the Company until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

Director	For	Against	Abstain	Broker Non-Votes
Amy G. Brady	285,164,382	3,291,370	604,892	58,140,354
Edward D. Breen	278,356,997	10,090,909	612,738	58,140,354
Ruby R. Chandy	285,044,895	3,426,067	589,682	58,140,354
Terrence R. Curtin	283,493,920	4,918,577	648,147	58,140,354
Alexander M. Cutler	280,064,368	8,396,416	599,860	58,140,354
Eleuthère I. du Pont	283,449,034	4,996,296	615,314	58,140,354
Kristina M. Johnson	282,088,830	6,408,990	562,824	58,140,354
Luther C. Kissam	283,496,412	4,940,185	624,047	58,140,354
James A. Lico	286,322,722	2,022,469	715,453	58,140,354
Frederick M. Lowery	268,436,625	19,994,264	629,755	58,140,354
Deanna M. Mulligan	280,767,097	7,664,595	628,952	58,140,354
Steven M. Sterin	285,044,212	3,363,538	652,894	58,140,354

James A. Lico has been appointed to the People and Compensation and the Environment, Health, Safety & Sustainability Committees of the Board of Directors of the Company (the “Board”) effective as of the date of his election to the Board.

Agenda Item 2-Advisory Resolution to Approve Executive Compensation. The Company’s stockholders approved, by advisory vote, the compensation of its named executive officers.

For	Against	Abstain	Broker Non-Votes
237,752,407	50,062,441	1,245,796	58,140,354

Agenda Item 3-Advisory Resolution on the Frequency of Future Advisory Votes to Approve Executive Compensation.
Votes regarding this advisory proposal were as follows:

Votes Cast For One Year:	282,149,037
Votes Cast For Two Years:	646,292
Votes Cast For Three Years:	4,898,348
Abstentions:	1,366,967
Broker Non-Votes:	58,140,354

After considering these results, and consistent with its own recommendation, the Board has determined to continue to provide the Company’s stockholders with an annual advisory vote to approve executive compensation until the next vote on the frequency of such advisory votes.

Agenda Item 4-Ratification of the Appointment of the Independent Registered Public Accounting Firm. The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024.

For	Against	Abstain	Broker Non-Votes
345,553,114	986,342	661,542	—

Agenda Item 5-Stockholder Proposal – Amend Clawback Policy for Unearned Pay for Each NEO. The Company’s stockholders did not approve a stockholder proposal requesting amendments to the Company’s Incentive Compensation Clawback Policy.

For	Against	Abstain	Broker Non-Votes
21,846,529	264,318,802	2,895,313	58,140,354

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT DE NEMOURS, INC.
Registrant

Date:	June 7, 2024	By:	/s/ Michael G. Goss
		Name:	Michael G. Goss
		Title:	Vice President and Controller